Exhibit 3(b)
                          SECOND AMENDED AND RESTATED
                                   BY-LAWS OF
                         VALLEY FORGE SCIENTIFIC CORP.

                                   ARTICLE I
                                    OFFICES

Section 1.1. Registered Office. The registered office of the Corporation shall be located within or without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time determine.

Section 1.2. Other Places of Business. The Corporation may also have offices and places of business at such other places, within or without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

Section 2.1. Place of Meeting. Meetings of stockholders shall, except as otherwise provided by law, be held at the registered office of the Corporation, unless otherwise designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2.2. Annual Meetings. Annual meetings of stockholders shall be held after the close of the Corporation's fiscal year on a date and at a time to be determined by the Board of Directors and stated in the notice of the meeting. At such annual meetings, the stockholders shall elect a Board of Directors and may transact such other business as may properly be brought before the meetings.

Section 2.3. Special Meetings. Special meetings of stockholders may be called for any purpose or purposes, and unless otherwise prescribed by law or the Certificate of Incorporation, may be called by the Chairman of the Board of Directors or by the President. Special meetings of the stockholders shall be called by the President or Secretary upon the written request of the stockholders holding not less than ten (10%) percent of all the shares entitled to vote at such meeting. Any such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.
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Section 2.4. Notice of Meetings. Written notice of the date, time and place and purpose or purposes of every meeting of stockholders shall be given not less than twenty-one (21) nor more than sixty (60) days before the date of every meeting of stockholders, either personally or by mail to each stockholder of record entitled to vote at such meeting, and to each stockholder not entitled to vote but who is entitled by the Pennsylvania Business Corporation law to notice, if any, except as otherwise provided by law.

Section 2.5. List of Stockholders. The transfer agent or the officer in charge of the stock transfer books of the Corporation shall prepare, make and certify a complete list of the stockholders entitled to vote at the meeting, or any adjournment thereof. Such list shall be arranged alphabetically within each, if any, class, series or group of shareholders maintained by the Corporation for convenience or reference, and shall show the address of each stockholder. Such list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present in person thereat.

Section 2.6. Quorum and Adjournment. At any meeting of stockholders (other than a separate meeting of the holders of any class of stock of the Corporation) the presence in person or representation by proxy of stockholders holding not less than fifty (50%) percent of all the shares entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting except as otherwise provided by the Pennsylvania Business Corporation law or the Certificate of Incorporation and at any separate meeting of the holders of any class of stock of the Corporation the presence in person or representation by proxy of stockholders holding not less than fifty (50%) percent of the issued and outstanding stock of the Corporation of that class shall constitute a quorum for the transaction of business at such meeting. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, until a quorum shall be present or represented. If the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, no further notice of the adjourned meeting need be given, provided that at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

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Section 2.7. Vote Required. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before a meeting, other than for the election of directors. Directors shall be elected by a plurality of votes cast at a meeting of stockholders, duly called at which a quorum is present.

Section 2.8. Voting of Classes. Where voting as a class or series is required by the holders of particular classes or series of capital stock of the Corporation, such action shall be authorized by a majority of the votes cast by the holders of each class or series entitled to vote thereon.

Section 2.9. Voting. At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy; and, except as otherwise provided by the Pennsylvania Business Corporation Act or by the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in his name on the books of the Corporation as of the record date for determining the stockholders entitled to vote at such meeting.

Section 2.10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent without a meeting may authorize another person or persons to act for him by proxy. Each proxy shall be in writing executed by the stockholder giving the proxy or by his duly authorized attorney-in-fact, except that a proxy may be given by the stockholder or such attorney-in-fact by telegram or cable or its equivalent. No proxy shall be valid for more than eleven (11) months from its date, unless otherwise expressly provided in the proxy, but in no event shall a proxy be valid after three (3) years from its date. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

   The instrument appointing a proxy shall be in the usual and customary form or such other form as may be approved by the Board of Directors from time to time, provided that it shall be so worded as to enable the proxy to vote either for or against the resolutions to be proposed at the meeting at which the proxy is to be used. A stockholder may authorize a second person to serve as alternate proxy to act at such meeting in place of the person appointed in the proxy in the event that the person appointed is unable or unwilling to attend such meeting.

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Section 2.11. Action by Consent. Except as provided by the Certificate of
Incorporation and subject to the provisions of the Pennsylvania Business Corporation law, any action required or permitted by the Pennsylvania Business Corporation law or by the Certificate of Incorporation or by these Bylaws, to be taken at any meeting of stockholders, may be taken without a meeting, only if a consent in writing, or counterpart thereof, setting forth such action, is signed by not less than all of the stockholders entitled to vote thereon; (except that in the case of the annual election of directors by all of the stockholders entitled to vote thereon) provided that the Corporation shall have served on all stockholders of record entitled to vote thereon, notice of such proposed action within the time periods required for notice of a meeting of stockholders. Such written consent or counterpart thereof or the written report of inspectors appointed to tabulate such consents shall be filed with the minutes of the proceedings of stockholders. Such written consent shall have the same effect for all purposes as if such action had been taken at the meeting of the stockholders.

Section 2.12. Telephone Conference. For the purposes of the foregoing, any stockholder who participates in any meeting of stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other shall be deemed to be present in person at such meeting.

Section 2.13. Presiding Officer and Order of Business.

   (a) Meetings of stockholders shall be presided over by the Chairman of the Board who shall be the chairman of the meeting. If the Chairman of the Board is not present or there is none, they shall be presided over by the President, or, if the President is not present or there is none, by a Vice President in the order elected by the Board of Directors, or, if a Vice President is not present

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or there is none, by a person chosen by the Board of Directors, or, if no such person is present or has been chosen, by a chairman of the meeting to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary in the order elected by the Board of Directors, or, if an Assistant Secretary is not present, a person chosen by the Board of Directors, or, if no sucerson is present or there is none, a person chosen by the chairman of the meeting, shall act as secretary at such meeting of stockholders.

   (b) The following order of business, unless otherwise determined at the meeting, shall be observed as far as practicable and consistent with the purposes of the meeting:

 (1) Call of the meeting to order.

 (2) Presentation of proof of mailing of the notice of the meeting and, if the meeting is a special meeting, the call thereof.

 (3) Presentation of proxies.

 (4) Announcement that a quorum is present.

 (5) Reading and approval of the minutes of the previous meeting.

 (6) Reports, if any, of officers.

 (7) Election of directors, if the meeting is an annual meeting or a meeting called for that purpose.

 (8) Consideration of the specific purpose or purposes, other than the election of directors, for which the meeting has been called, if the meeting is a special meeting.

 (9) Transaction of such other business as may properly come before the meeting.

(10) Adjournment.

2.14. Stockholder Proposal. Any shareholder entitled to vote at a meeting of stockholders and who/which meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended, may submit to the Board of Directors proposals to be considered for submission to the stockholders of the Corporation for their vote. The introduction of any stockholders proposal that the Board of Directors decides is a proper matter for stockholders action shall be made by notice in writing delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Corporation, and received by the Secretary not less than (i) with respect to any proposal to be introduced at an annual meeting of stockholders, one hundred and twenty days in advance of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting and (ii) with respect to any proposal to be introduced at a special meeting of stockholders, the close of
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business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholders who intends to make the proposal and the text of the proposal to be introduced; (b) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholders as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice; (c) a representation that the stockholders intends to appear in person or by proxy at the meeting to introduce the proposal or proposals, specified in the notice; and (d) such other information regarding the proposal proposed by such stockholders as would be required for inclusion of such proposal in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission. The presiding officer of the meeting may refuse to acknowledge the introduction.

                                  ARTICLE III
                                   DIRECTORS

Section 3.1. Duties. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all of the powers of the Corporation and perform all lawful acts, except such as are by the Pennsylvania Business Corporation law or by the Certificate of Incorporation or by these By-Laws conferred upon or reserved, to the stockholders.

Section 3.2. Number and Term of Office. The number of directors of the Corporation may be increased or decreased by the Board of Directors; provided that in no event shall the number of directors shall be less than three (3). By the vote of the Board of Directors, the number of directors fixed by the Certificate of Incorporation or by these By-Laws may be increased or decreased from time to time, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board of Directors. Until the first annual meeting of stockholders or until their successors are duly elected and qualified, the Board of Directors shall consist of the persons named as such in the Certificate of Incorporation. Except as provided in
Section 3.4, at the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next annual meeting and until their successors are duly elected and qualified. Directors need not be stockholders of the Corporation.
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Section 3.3. Removal or Resignation.

   (a) At any meeting of stockholders, duly called at which a quorum is present, the stockholders may, by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors, remove any director or directors from office with or without cause.

   (b) Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect on delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

Section 3.4. Vacancy. If any vacancies occur in the Board of Directors, or if any new directorships are created, such vacancy or directorship may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors then in office, any stockholder may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these By-Laws, at which meeting such vacancies shall be filled. A director elected by the Board of Directors to fill a vacancy or new directorship shall be elected to hold office until the next annual meeting of stockholders and will then be eligible for reelection.

Section 3.5. Chairman of the Board of Directors. Any member of the Board of Directors may, by unanimous vote of the Board of Directors, be appointed Chairman of the Board of Directors and for a term to run concurrently with his term as director. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board or in his absence by the President, if a director, or if neither is present by such member of the Board of Directors as shall be chosen by the meeting. The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

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Section 3.6. Time and Place of Meetings. Meetings of the Board of Directors,
regular or special, shall be held at the registered office of the Corporation, unless otherwise designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 3.7. Annual Meeting. The first annual meeting of each newly elected Board of Directors may be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

Section 3.8. Regu1ar Meetings. Additional regular meetings of the Board of Directors may be held without notice at such time and place as may from time to time be determined by the Board of Directors.

Section 3.9. Special Meetings. Special meetings or the Board of Directors may be called upon notice at any time by the Board of Directors, its Chairman, the President or any person acting in the place of the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such meeting, proposed to be presented at the meeting and signed by at least two (2) directors. Special meetings may be held at such place or places within or without the State of Pennsylvania as may be designated from time to time by the Board of Directors.

Section 3.10. Notice of Special Meeting. Notice of the place and time of every special meeting of the Board of Directors shall be served on each director, at least three (3) days before the date of the meeting, in a manner provided in
Article V of these By-Laws.

Section 3.11. Quorum and Voting. At all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors except as may be otherwise specifically provided by the Pennsylvania Business Corporation law or the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may vote to adjourn the meeting from time to time. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment.

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Section 3.12. Compensation. Members of the Board of Directors shall be entitled to such compensation for their services as members of the Board of Directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the Board of Directors. The compensation of members of the Board of Directors may be on such basis as is determined by the Board of Directors. Any member of the Board of Directors may waive compensation or any part thereof. Any member of the Board of Directors receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

Section 3.13. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, and without prior notice, if a written consent to such action or counterpart thereof is signed by all members of the Board of Directors and such written consent or counterpart thereof is filed with the minutes of the proceedings of the Board of Directors. Such written consent or consents shall have the same effect for all purposes as if such action had been taken at a meeting of the Board of Directors.

Section 3.14. Telephone Conference. For the purposes of the foregoing, any member of the Board of Directors who participates in any meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other shall be deemed to be present in person at such meeting.

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                                   ARTICLE IV
                            COMMITTEES OF DIRECTORS

Section 4.1. Composition and Powers of Committees. The Board of Directors by resolution adopted by a majority of the Board of Directors may appoint from among its members an executive or other committees composed of one or more directors, one of whom shall be designated as Chairman of the committee. The Board of Directors may delegate to such committee(s) any of the powers of the Board of Directors to the extent permitted by the Pennsylvania Business Corporation law, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 4.2. Procedure and Meetings. The committee shall fix its own rules of procedure and shall meet at such times as the members of the committee shall fix. The committee shall keep regular minutes of its meetings, which it shall deliver to the Board of Directors as required by the Pennsylvania Business Corporation law. The Chairman of the committee or, in his absence, a member of the committee chosen by a majority of the members present, shall preside at meetings of the committee, and another member chosen by the committee shall act as Secretary of the committee.

Section 4.3. Quorum. A majority of the committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at any meeting at which there is a quorum shall be required for any action of the committee; provided, however, that when a committee of one member is authorized under the provisions of Section 4.1 of this Article, that one member shall constitute a quorum.

Section 4.4. Committee Chances. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge the committee.

Section 4.5. Compensation. Members of the committee shall be entitled to compensation for their services as members of such committee and to reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any member may waive compensation or any part thereof. Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

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Section 4.6. Action by Consent. Any action required or permitted to be taken at any meeting of the committee of the Board of Directors may be taken without a meeting, and without prior notice, if a written consent to such action or counterpart thereof is signed by all members of the committee and such written consent or counterpart thereof is filed with the minutes of the proceedings of such committee. Such written consent or consents shall have the same effect for all purposes as if such action had been taken at a meeting of such committee.

Section 4.7. Telephone Conference. For the purposes of the foregoing, any person who anticipates in any meeting of the committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, shall be deemed to be present in person at such meeting.

                                   ARTICLE V
                                    NOTICES

Section 5.1. Form of Notice. Notices to directors and stockholders shall be in writing and may be delivered personally or by mail. Notice by mail shall be deemed to be given when deposited in the United States mail, postage thereon prepaid, and delivered to directors and stockholders at their respective addresses last appearing on the books of the Corporation. In the case of stockholders meetings, the notice may be left at the stockholders residence or usual place of business. Notice to directors may also be given by telephone or by telegram or by leaving the notice at the residence or usual place of business of a director.

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Section 5.2. Waiver of Notice. Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or committee is required to be given under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons. For purposes of this section any action taken by written unanimous consent of stockholders, directors or committee members in lieu of a formal meeting shall be deemed to satisfy this notice section and shall constitute a waiver by each and every stockholder, director or committee member of any required or permitted notice of the time, place or purpose of such meeting.

                                   ARTICLE VI
                                    OFFICERS

Section 6.1. Designations. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers or such other officers as they deem appropriate. All officers of the Corporation shall have such titles of office, exercise the powers and perform the duties that shall from time to time be determined by the Board of Directors. Two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such Instrument is required by the Pennsylvania Business Corporation law, the Certificate of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

Section 6.2. Election. The officers of the Corporation shall be elected annually by the Board of Directors at its first regular meeting following the meeting of stockholders at which the Board of Directors was elected.

Section 6.3. Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such titles of office, exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

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Section 6.4. Compensation. The compensation of all officers and agents of the
Corporation shall be fixed from time to time by the Board of Directors.

Section 6.5. Term and Removal. The officers of the Corporation shall serve for one year and until their successors are duly elected or chosen and qualified. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Directors then in office, whenever, in their judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the vote of the Board of Directors for the unexpired portion of the term.

Section 6.6 Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.7. The Chairman of the Board. The Chairman of the Board, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory, and management functions and duties as may be assigned to him from time to time by the Board of Directors. He shall, if present, preside at all meetings of stockholders and of the Board of Directors.

Section 6.8. The President. The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors or the Chairman of the Board, shall have general charge of the business, affairs, and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 6.9. The Vice-President. The Vice-President, or if there be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence, disability or unavailability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the President or Chairman of the Board or Board of Directors may from time to time prescribe.

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Section 6.10. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chairman of the Board or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

Section 6.11. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the President, Secretary, Chairman of the Board or Board of Directors may from time to time prescribe.

Section 6.12. Treasurer.

(a) The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

(b) The Treasurer shall disburse the funds of the Corporation as may be ordered by the President or Chairman of the Board or Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Chairman of the Board or Board of Directors so requires, an account of all his transactions as

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Treasurer and of the financial condition of the Corporation.

(c) If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 6.13. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the President, Treasurer, Chairman of the Board or Board of Directors may from time to time prescribe.

                                  ARTICLE VII
                  LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 7.1 Limitation of Liability. In accordance with Section 5.2 of the Pennsylvania Associations Code, the directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for any action taken or any failure to take any action unless (i) the director has breached or failed to perform the duties of his office under Section 511 of the Pennsylvania Associations Code; and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of the foregoing sentence shall not apply to (i) the responsibility or liability of a director pursuant to any criminal statute; or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law.

Section 7.2. Mandatory Indemnification. Each person who was or is a director, officer, employee or agent of the Corporation shall be indemnified by the Corporation to the full extent permitted by the Pennsylvania Business Corporation law or the Pennsylvania Associations Code, as in effect from time to time, or any other applicable law, against and with respect to threatened, pending or completed actions, suits or proceedings arising from or alleged to arise from, his actions or omissions as a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation or of any other corporation, partnership, joint venture, trust or other enterprise which he served in such capacity at the request of the Corporation if such acts or omissions occurred, or were or are alleged to have occurred, while he was a director, officer, employee or agent of the Corporation. Expenses (including attorneys fee) incurred by an officer or director in defending any action or proceeding shall be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized by this section.

                                      [15]

Section 7.3. Indemnification to Others. In any situation in which indemnification is not mandatory under Section 7.1, the Corporation may, to the full extent permitted by applicable law, indemnify all other persons whom it has the power to indemnify whether under the Pennsylvania Business Corporation law, Pennsylvania Associations Code, or otherwise.

Section 7.4. Binding Effect. Section 7.1 and 7.2 shall be deemed to be a contract between the Corporation and its directors, officers, employees or agents who serve as such at any time while Section 7.1 or 7.2 is in effect and shall benefit the heirs, legal representatives, executors and administrators of such directors, officers, employees or agents. Any repeal or modification thereof shall not affect any rights or obligations then existing prior to any such repeal or modification, with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part on any such state of facts.

                                  ARTICLE VIII
                               STOCK CERTIFICATES

Section 8.1. Form and Signatures. Every holder of stock of the Corporation shall be entitled without charge to a certificate stating the number and class, and series, if any, of shares owned by him, signed by the Chairman of the Board, if any, or the President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, and bearing the seal of the Corporation. The signatures may be facsimiles if the certificate is signed, manually or by facsimile, by a transfer agent or registrar other than the Corporation or its employee. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue. The seal may be a facsimile.

                                      [16]
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Section 8.2. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate without charge to the person entitled thereto, cancel the old certificate, and record the transaction upon the books of the Corporation. When only a part of the shares comprised in a certificate for shares are transferred, the old certificate shall be cancelled and a new certificate for the balance of the shares shall be issued in lieu of the old certificate. No fee shall be charged in respect of any transfer of shares.

Section 8.3. Registered Stockholders.

(a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions and to vote or consent as such owner. The Corporation shall not be bound to recognize any equitable or legal claim to, or interest in, such shares on the part of any other person.

(b) If a stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation, or its transfer agent or registrar, if any, the stockholder shall have the duty to notify the Corporation, or its transfer agent or registrar, if any, in writing of such desire and shall specify the alternate name or address to be used.

                                      [17]

Section 8.4. Record Date. In order that the Corporation may determine the stockholders of record who are entitled to receive notice of, or to vote at, any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any lawful action, the Board of Directors may, in advance, fix a date as the record date for any such determination. Such date shall not be more than sixty (60) nor less than twenty-one (21) days before the date of such meeting, nor more than sixty (60) days prior to the date of any other action. The record date to determine stockholders to give a written consent may not be more than sixty (60) days prior to the date fixed for tabulation of written consents or, if no date has been fixed for tabulation, more than sixty (60) d ays before the last day on which consents received may be counted. A determination made pursuant to these By-Laws of stockholders of record for a meeting of stockholders shall apply to any adjournment of such meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 8.5. Worn Out, Lost, Stolen or Destroyed Certificates. The Board of Directors shall direct that a new certificate be issued without charge to replace any certificate theretofore issued by the Corporation that is or is claimed to have been worn out, lost, stolen, or destroyed, upon the surrender of any worn out certificate or the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing the issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum, or other security or indemnity in such form, as it may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate claimed to have been lost, sto len, or destroyed and which has not been tendered or delivered to the Corporation.

                                   ARTICLE IX
                               GENERAL PROVISIONS

Section 9.1. Declaration and Payment of Dividends. Subject to any applicable provision in the Certificate of Incorporation, these By-Laws and any indenture to which the Corporation is a party or by which it is bound, and as permitted by the Pennsylvania Business Corporation law, the Board of Directors may declare to be payable in cash, or other property or in shares of the Corporation of any class or series, such dividends and distributions upon or in respect of outstanding stock of the Corporation of any class or series as the Board of Directors may at any time, or from time to time, deem to be advisable. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                      [18]
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Section 9.2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 9.3. Seal. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE X
                                   AMENDMENTS

Section 10.1. Directors. The Board of Directors shall have the power, at any regular meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any By-laws of the Corporation and to make new By-laws, not inconsistent with the Certificate of Incorporation, except that the Board of Directors shall not alter or repeal any By-laws made by the stockholders.

Section 10.2. Stockholders. The stockholders shall have the power, at any annual meeting or at any special meeting if notice thereof be included in the notice of such special meeting, by the vote of a majority of the stockholders entitled to vote thereon, to alter or repeal any By-Laws of the Corporation and to make new By-Laws.

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